Exhibit 32.1
RED LION HOTELS CORPORATION
CERTIFICATION PURSUANT TO EXCHANGE ACT RULE 13a-14(b)
In connection with the quarterly report of Red Lion Hotels Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Julie Shiflett, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2019

/s/ Julie Shiflett
Julie Shiflett
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Executive Officer)